Exhibit 99.(m).8

John Hancock Funds, LLC
601 Congress Street
Boston, MA 02210-2805

December 17, 2014

To the Trustees of

John Hancock Funds

601 Congress Street

Boston, MA 02210

Re:         Rule 12b-1 Fee Waiver Letter Agreement

With reference to each of the Distribution Plans entered into by and between John Hancock Funds, LLC (the “Distributor”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees to the extent necessary to achieve the aggregate distribution and service fees of each Fund as set forth in Appendix B hereto.

2. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Sincerely,

JOHN HANCOCK FUNDS, LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

Agreed and Accepted

on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

John Hancock Focused High Yield Fund

John Hancock Global Conservative Absolute Return Fund

John Hancock Global Short Duration Credit Fund

John Hancock Government Income Fund

John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Balanced Fund

John Hancock Disciplined Value International Fund

John Hancock Enduring Equity Fund

John Hancock Global Opportunities Fund

John Hancock Large Cap Equity Fund

John Hancock Seaport Fund

John Hancock Small Cap Core Fund

John Hancock Value Equity Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Small Cap Equity Fund

JOHN HANCOCK INVESTMENT TRUST III

John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

JOHN HANCOCK SOVEREIGN BOND FUND

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Income Fund

JOHN HANCOCK TAX-EXEMPT SERIES FUND

John Hancock Massachusetts Tax-Free Income Fund

John Hancock New York Tax-Free Income Fund

APPENDIX B

Fund	Classes A	B	C	R4	Expiration Date of Waiver/Limit
Balanced Fund	N/A	N/A	N/A	0.15%	2/29/2016[1]
Classic Value Fund	N/A	N/A	N/A	0.15%	2/29/2016[1]
Disciplined Value International Fund	N/A	N/A	N/A	0.15%	2/29/2016
Large Cap Equity Fund	N/A	N/A	N/A	0.15%	2/29/2016[1]
Bond Fund	N/A	N/A	N/A	0.15%	9/30/2016[2]
California Tax-Free Income Fund	N/A	0.90%	0.90%	N/A	9/30/2015
High Yield Municipal Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2015
Income Fund	N/A	N/A	N/A	0.15%	9/30/2015
Investment Grade Bond Fund	N/A	N/A	N/A	0.15%	9/30/2016[2]
Massachusetts Tax-Free Income Fund	0.15%	0.90%	0.90%	N/A	9/30/2015
New York Tax-Free Income Fund	0.15%	0.90%	0.90%	N/A	9/30/2015
Tax-Free Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2015
Money Market Fund	0.15%	N/A	N/A	N/A	7/31/2015[3]

1 At the December 15-17, 2014 meeting of the Board of Trustees of the Trusts, the Distributor notified the Board of, and the Board approved, the extension of the expiration date of the waiver and limit of the Rule 12b-1 distribution fees and/or service fees for the Funds set forth above to February 29, 2016, each effective upon the current expiration date of February 28, 2015.

2 At the December 15-17, 2014 meeting of the Board of Trustees of the Trusts, the Distributor notified the Board of, and the Board approved, the waiver and limit of the Rule 12b-1 distribution fees and/or service fees for set forth above for Class R4 shares of the Funds set forth above with an expiration date of September 30, 2016, each effective as of the commencement of operations of the applicable Fund’s Class R4 shares.

3 At the March 10-13, 2014 meeting of the Board of Trustees of the Trusts, the Distributor notified the Board of, and the Board approved, the extension of the expiration date of the waiver and limit of the Rule 12b-1 distribution and service fees of Class A shares of Money Market Fund to July 31, 2015, effective upon the current expiration date of July 31, 2014.